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                                    EX-10.35

                          SCHEDULE OF OMITTED DOCUMENTS

     In accordance with Instruction 2 to Item 601(a) of Regulation S-K, the following documents have been omitted from filing with the Registrant's Form 10-K since they are substantially identical in all material respects to documents that are being filed by the Registrant with its Form 10-K. Set forth below is the name of each such omitted document and the material details in which each such document differs from the previously filed document:

     1. Promissory Note of CFSB Corporation effective December 1, 1994, payable to Southwestern Life Insurance Company is omitted from filing since it is substantially similar to Exhibit 10.31 to this Form 10-K, with the exception of the parties thereto and the principal amount ($29,305,734).

     2. First Amended and Restated Loan Agreement, dated as of December 1, 1994, between CFSB Corporation and Southwestern Life Insurance Company, is omitted from filing herewith since it is substantially similar to Exhibit 10.32 to this Form 10-K, with the principal exception of the parties thereto and the principal amount ($29,305,734).

     3. First Amended and Restated Security Agreement dated as of December 1, 1994, between CFSB Corporation and Southwestern Life Insurance Company is omitted from filing herewith since it is substantially similar to Exhibit 10.33 to this Form 10-K, with the principal exception of the parties thereto.